Filed Pursuant to Rule 424(b)(5)
Registration No. 333-210454

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Aggregate Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share	17,000,000	$18.26	$310,420,000	$38,647.29

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices of the common stock on December 13, 2017, as quoted on the New York Stock Exchange.
(2)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3 (File No. 333-210454) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To prospectus dated March 29, 2016)

17,000,000 Shares

Common Stock

We have entered into an equity distribution agreement with JMP Securities LLC relating to shares of common stock offered by this prospectus supplement. In accordance with the terms of the equity distribution agreement, we may offer and sell up to 17,000,000 shares of our common stock from time to time through JMP Securities LLC.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “IVR.” The last reported sale price of our common stock on the NYSE on December 18, 2017 was $18.38 per share.

Sales of shares of common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions that are deemed to be “at the market” offerings as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including sales made directly on or through the NYSE or any other trading market for our common stock. JMP Securities LLC will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between JMP Securities LLC and us.

JMP Securities LLC will be entitled to compensation of up to 2.0% of the gross proceeds from the sale of the shares of common stock sold through it under the equity distribution agreement, as further described herein under the caption “Plan of Distribution.” In connection with the sale of shares of common stock on our behalf, JMP Securities LLC may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of JMP Securities LLC may be deemed to be underwriting commissions or discounts.

To assist us in maintaining our qualification as a real estate investment trust, or REIT, for federal income tax purposes, no person may own more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, unless our board of directors waives this limitation. See “Restrictions on Ownership and Transfer” in the accompanying prospectus.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should read the discussion of material risks of investing in our common stock under the caption “Risk Factors” beginning on page S-6 of this prospectus supplement, in Item IA of Part I of our Annual Report on Form 10-K for the year ended December 31, 2016 and in Item 1A of Part II of our Quarterly Report on Form 10-Q for the period ended September 30, 2017, and risks we disclose in future filings from time to time with the Securities and Exchange Commission, or the SEC.

Neither the SEC, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus to which it relates are truthful and complete. Any representation to the contrary is a criminal offense.

JMP Securities

The date of this prospectus supplement is December 18, 2017.

Prospectus Supplement

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the SEC. We have not, and JMP Securities LLC has not, authorized anyone to provide you with information that is different. If anyone provides you with additional or different information, you should not rely on it. Neither we nor JMP Securities LLC are making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates and except as required by law we are not obligated, and do not intend to, update or revise this document as a result of new information, future events or otherwise.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3ASR that we filed with the SEC using a “shelf” registration process. This prospectus supplement contains specific information about us and the terms of this offering. To the extent that any statement made in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, the statements made in the prospectus will be deemed modified or superseded by those made in this prospectus supplement. To the extent any information or data in any documents filed by us and incorporated by reference herein is inconsistent with prior information or data previously provided by us, the information or data in the previously filed document shall be deemed modified or superseded by the subsequent information or data. Before you purchase shares of our common stock, you should carefully read this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

When used in this prospectus supplement, the terms “Company,” “issuer,” “we,” “our,” and “us” refer to Invesco Mortgage Capital Inc. and its consolidated subsidiaries, unless otherwise specified. “Our Manager” refers to Invesco Advisers, Inc., a Delaware corporation, our external manager. “Invesco” refers to Invesco Ltd., together with its consolidated subsidiaries, which is the indirect parent company of our Manager. We are not a consolidated subsidiary of Invesco.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

We make forward-looking statements in this prospectus supplement, the accompanying prospectus and other filings we make with the SEC within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. These forward-looking statements include information about possible or assumed future results of our business, use of proceeds from this offering, investment strategies, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” and any other statement that necessarily depends on future events, we intend to identify forward-looking statements. Factors that could cause actual results to differ from those expressed in our forward-looking statements include, but are not limited to:

•	use of proceeds of this offering;

•	changes in our business and investment strategy;

•	changes in our investment portfolio;

•	changes to our projected operating results;

•	general volatility of financial markets and effects of governmental responses, including actions and initiatives of the U.S. governmental agencies and changes to U.S. government policies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, mortgage loan modification programs, actions and initiatives of foreign governmental agencies and central banks, monetary policy actions of the Federal Reserve, including actions relating to its agency mortgage-backed securities portfolio and the continuation of re-investment of principal payments, and our ability to respond to and comply with such actions, initiatives and changes;

•	the availability of financing sources, including our ability to obtain additional financing arrangements and the terms of such arrangements;

•	financing and advance rates for our target assets;

•	changes to our expected leverage;

•	our expected investments;

•	our expected book value per share of common stock;

•	interest rate mismatches between our target assets and our borrowings used to fund such investments;

•	the adequacy of our cash flow from operations and borrowings to meet our short-term liquidity needs;

•	our ability to maintain sufficient liquidity to meet any margin calls;

•	changes in the credit rating of the U.S. government;

•	changes in interest rates and interest rate spreads and the market value of our target assets;

•	changes in prepayment rates on our target assets;

•	the impact of any deficiencies in foreclosure practices of third parties and related uncertainty in the timing of collateral disposition;

•	our reliance on third parties in connection with services related to our target assets;

•	effects of hedging instruments on our target assets;

•	rates of default or decreased recovery rates on our target assets;

•	modifications to whole loans or loans underlying securities;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	the degree to which derivative contracts expose us to contingent liabilities;

•	counterparty defaults;

•	compliance with financial covenants in our financing arrangements;

•	changes in governmental regulations, zoning, insurance, eminent domain and tax laws and rates, and similar matters and our ability to respond to such changes;

•	our ability to maintain our qualification as a real estate investment trust for U.S. federal income tax purposes;

•	our ability to maintain our exception from the definition of “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act;

•	availability of investment opportunities in mortgage-related, real estate-related and other securities;

•	availability of U.S. Government Agency guarantees with regard to payments of principal and interest on securities;

•	the market price and trading volume of our capital stock;

•	availability of qualified personnel of our external manager and adviser, Invesco Advisers, Inc., or our Manager;

•	the relationship with our Manager;

•	estimates relating to our ability to make distributions to our stockholders in the future;

•	estimates relating to fair value of our target assets and loan loss reserves;

•	our understanding of our competition;

•	changes to generally accepted accounting principles in the United States of America, or U.S. GAAP;

•	the adequacy of our disclosure controls and procedures and internal controls over financial reporting; and

•	market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, each of which are incorporated by reference in this prospectus supplement and the accompanying prospectus, under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY

This summary highlights selected information about us. It may not contain all the information that may be important to you in deciding whether to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus, together with the information incorporated by reference, including the risk factors, financial data and related notes, before making an investment decision.

Our Company

We are a Maryland corporation primarily focused on investing in, financing and managing residential and commercial mortgage-backed securities, or MBS, and mortgage loans. Our objective is to provide attractive risk-adjusted returns to our investors, primarily through dividends and secondarily through capital appreciation. To achieve this objective, we primarily invest in the following:

•	Residential mortgage-backed securities, or RMBS, that are guaranteed by a U.S. government agency such as the Government National Mortgage Association, or a federally chartered corporation such as the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, which we collectively refer to as Agency RMBS;

•	RMBS that are not guaranteed by a U.S. government agency, or non-Agency RMBS;

•	Credit risk transfer securities that are unsecured obligations issued by government-sponsored enterprises, or GSE CRT;

•	Commercial mortgage-backed securities, or CMBS;

•	Residential and commercial mortgage loans; and

•	Other real estate-related financing arrangements.

We generally finance our investments through short- and long-term borrowings structured as repurchase agreements and secured loans. We have also financed investments through the issuances of debt and equity, and may utilize other forms of financing in the future.

We are externally managed and advised by Invesco Advisers, Inc., our Manager, which is an indirect, wholly-owned subsidiary of Invesco Ltd., or Invesco. We have elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes under the provisions of the Internal Revenue Code of 1986, or the Internal Revenue Code. To maintain our REIT qualification, we are generally required to distribute at least 90% of our REIT taxable income to our stockholders annually. We operate our business in a manner that permits our exclusion from the definition of an “Investment Company” under the 1940 Act.

Our Corporate Information

Our principal offices are located at 1555 Peachtree Street, N.E., Suite 1800, Atlanta, Georgia 30309, and our telephone number at that address is (404) 892-0896. Our website is located at www.invescomortgagecapital.com. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus supplement or the accompanying prospectus. We make available free of charge, through our corporate website, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

THE OFFERING

Issuer	Invesco Mortgage Capital Inc.

Securities offered by us	17,000,000 shares of our common stock.

Manner of offering	“At-the-market” offering that may be made from time to time through JMP Securities LLC, as sales agent, subject to direction from us as to amount and timing. See “Plan of Distribution” on page S-10.

NYSE symbol	“IVR”

Use of proceeds	We intend to add the net proceeds from sales of our common stock to our general corporate funds, which we may use for new investments in accordance with our investment policy in place at the time of such investments, to repay indebtedness or for other general corporate purposes.

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under “Risk Factors” beginning on page S-6 of this prospectus supplement, in Item IA of Part I of our Annual Report on Form 10-K for the year ended December 31, 2016 and in Item IA of Part II of our Quarterly Report on Form 10-Q for the period ended September 30, 2017, which are incorporated into this prospectus supplement and the accompanying prospectus by reference, risks we disclose in future filings from time to time with the SEC, and all other information in this prospectus supplement and the accompanying prospectus before investing in our common stock.

RISK FACTORS

An investment in shares of our common stock involves a high degree of risk. Before you decide to invest in our common stock, you should consider the risk factors below relating to the offering as well as the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the period ended September 30, 2017, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated and supplemented from time to time, and in all other information that we file from time to time with the SEC. The risks and uncertainties discussed below and in the documents referred to above, as well as other matters discussed in this prospectus supplement and in those documents, could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of our common stock. Please see the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference.” In connection with the forward-looking statements that appear in this prospectus supplement, you should also carefully review the cautionary statements in the section of this prospectus supplement entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to the Offering

The market price and trading volume of our common stock may be volatile following this offering.

The market price of our common stock may be highly volatile and subject to wide fluctuations. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•	actual or anticipated variations in our quarterly operating results or distributions;

•	changes in our earnings estimates or publication of research reports about us or the real estate or specialty finance industry

•	decreases in the market valuations of our target assets;

•	increased difficulty in maintaining or obtaining financing on attractive terms, or at all;

•	increases in market interest rates that impact our short-term financing costs and our earnings and could lead our stockholders to demand a higher yield;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions or departures of key management personnel;

•	actions by institutional stockholders;

•	speculation in the press or investment community; and

•	changes to U.S. federal income tax laws or regulations governing REITs or the administrative interpretation of those laws.

If we issue debt securities or equity securities that are senior to our common stock for the purposes of dividend and liquidating distributions, our operations may be restricted, we will be exposed to additional risk and the market price of our common stock could be adverse affected.

If we decide to issue debt securities in the future, it is likely that such securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock. Holders of debt securities may also be granted specific rights, including, but not limited to, the right to hold a perfected security interest in certain of our assets, the right to accelerate payments due under the indenture, rights to restrict dividend payments and rights to approve the sale of assets. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. We have issued and outstanding an aggregate of 5,600,000 shares of our 7.75% Series A Cumulative Redeemable Preferred Stock, 6,200,000 shares of our 7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock, and 11,500,000 shares of our 7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock. We, and indirectly our stockholders, will bear the cost of issuing and servicing such securities. Our outstanding preferred stock has a preference on liquidating distributions and dividend payments. Other classes or series of our preferred stock, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to make a distribution to the holders of our common stock. Such additional restrictive covenants, operating restrictions and preferential dividends could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to pay distributions to our stockholders.

Common stock sold in the future, or eligible for future sale, may depress the market price of our shares.

We cannot predict the effect, if any, of future sales of common stock, or the availability of shares for future sales, on the value of the common stock. Existing stockholders and potential investors in this offering do not have preemptive rights to any common stock issued by us in the future. Therefore, investors purchasing shares in this offering may experience dilution of their equity investment if we sell additional common stock in the future, sell securities that are convertible into common stock or issue shares of common stock or options exercisable for shares of common stock. In addition, we could sell securities at a price less than our then-current net asset value per share. We may issue from time to time additional common stock in connection with the acquisition of investments, and we may grant demand or piggyback registration rights in connection with such issuances. Sales of substantial amounts of common stock or the perception that such sales could occur may adversely affect the prevailing market price for our common stock.

We have not established a minimum distribution payment level, and we cannot assure our stockholders of our ability to pay distributions in the future.

We pay quarterly distributions and make other distributions to our stockholders in an amount such that we distribute all or substantially all of our REIT taxable income in each year, subject to certain adjustments. We have not established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including investment opportunities, market environment, economic factors, existing and future regulatory and tax requirements as well as the risk factors described in this prospectus supplement, in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2016 and in Item 1A of Part II of our Quarterly Report on Form 10-Q for the period ended September 30, 2017, which are incorporated into this prospectus supplement and the accompanying prospectus by reference. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, debt covenants, maintenance of our REIT qualification, applicable provisions of Maryland law and other factors as our board of directors may deem relevant from time to time. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions in the future. In addition, some of our distributions may include a return of capital.

Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

Investing in our common stock may involve a significant degree of risk.

The investments we make in accordance with our investment objectives may result in a higher amount of risk, volatility or loss of principal than alternative investment options. Our investments may be highly speculative and aggressive, and therefore, an investment in our common stock may not be suitable for someone with lower risk tolerance.

Legislative, regulatory or administrative changes could adversely affect us or our stockholders.

Legislative, regulatory or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect us and/or our stockholders.

On November 16, 2017, the U.S. House of Representatives passed the Tax Cuts and Jobs Act (H.R. 1). On December 2, 2017, the Senate passed a different version of the Tax Cuts and Jobs Act. On December 15, 2017, the House and Senate released a Conference report reconciling the House and Senate bills and producing a bill (the “Tax Reform Bill”) to be voted on by the House and the Senate and, if adopted by both the House and the Senate, sent on to the President for his signature.

If enacted, the Tax Reform Bill would make significant changes to the U.S. federal income tax rules for taxation of individuals and corporations. In the case of individuals, the tax brackets would be adjusted, the top federal income rate would be reduced to 37%, special rules would reduce taxation of certain income earned through pass-through entities and would reduce the top effective rate applicable to ordinary dividends from REITs to 29.6% (through a 20% deduction for ordinary REIT dividends received) and various deductions would be eliminated or limited, including limiting the deduction for state and local taxes to $10,000 per year. Most of the changes applicable to individuals are temporary and would apply only to taxable years beginning after December 31, 2017 and before January 1, 2026. The top corporate income tax rate would be reduced to 21%. There are only minor changes to the REIT rules (other than the 20% deduction applicable to individuals for ordinary REIT dividends received). The Tax Reform Bill makes numerous other large and small changes to the tax rules that do not affect REITs directly but may affect our shareholders and may indirectly affect us. For example, the Tax Reform Bill would amend the rules for accrual of income so that income is taken into account no later than when it is taken into account on applicable financial statements, even if financial statements take such income into account before it would accrue under the original issue discount rules, market discount rules or other Internal Revenue Code rules. Such rule may cause us to recognize income before receiving any corresponding receipt of cash. In addition, the Tax Reform Bill would reduce the limit for individual’s mortgage interest expense to interest on $750,000 of mortgages and would not permit deduction of interest on home equity loans (after grandfathering all existing mortgages). Such change and the reduction in deductions for state and local taxes (including property taxes) may adversely affect the residential mortgage markets in which we invest.

Prospective stockholders are urged to consult with their tax advisors with respect to the status of the Tax Reform Bill and any other regulatory or administrative developments and proposals and their potential effect on investment in our common stock.

USE OF PROCEEDS

We intend to add the net proceeds from sales of our common stock to our general corporate funds, which we may use for new investments in accordance with our investment policy in place at the time of such investments, to repay indebtedness or for other general corporate purposes.

PLAN OF DISTRIBUTION

Upon its acceptance of written instructions from us, JMP Securities LLC will use its commercially reasonable efforts consistent with its sales and trading practices to solicit offers to purchase shares of our common stock, under the terms and subject to the conditions set forth in the equity distribution agreement. We will instruct JMP Securities LLC from time to time as to the amount of common stock to be sold by JMP Securities LLC. We may instruct JMP Securities LLC not to sell common stock if the sales cannot be effected at or above the price designated by us in any instruction. We or JMP Securities LLC may suspend the offering of common stock upon proper notice and subject to other conditions.

We will pay JMP Securities LLC commissions for its services in acting as agent in the sale of the shares of common stock. JMP Securities LLC will be entitled to compensation of up to 2.0% of the gross proceeds from the sale of the shares of common stock sold through it under the equity distribution agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of the shares.

We estimate that the total expenses for the offering, excluding compensation payable to JMP Securities LLC under the terms of the equity distribution agreement, will be approximately $290,000. We have also agreed to reimburse JMP Securities LLC up to $5,000 for any FINRA counsel fees, if any. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.

Settlement for sales of common stock will occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and JMP Securities LLC in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of shares of common stock sold through JMP Securities LLC, as agent, under the equity distribution agreement, the net proceeds to us and the compensation paid by us to JMP Securities LLC in connection with the sales of common stock.

JMP Securities LLC and its affiliates have provided, and may in the future provide, various investment banking and advisory services for us from time to time for which they have received, and may in the future receive, customary fees and expenses. JMP Securities LLC and its affiliates may from time to time engage in other transactions with and perform services for us in the ordinary course of business.

The offering of shares of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all common stock subject to the equity distribution agreement or (2) termination of the equity distribution agreement. The equity distribution agreement may be terminated by JMP Securities LLC or us at any time upon one business day notice to the other party, or by JMP Securities LLC at any time in certain circumstances, including our failure to maintain a listing of our common stock on the NYSE or the occurrence of a material adverse change in our company.

In connection with the sale of the common stock on our behalf, JMP Securities LLC may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, and the compensation of JMP Securities LLC may be deemed to be underwriting commissions or discounts. We have agreed to indemnify JMP Securities LLC against specified liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments that JMP Securities LLC may be required to make because of those liabilities.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Alston & Bird LLP, Atlanta, Georgia. Certain legal matters in connection with this offering will be passed upon for JMP Securities LLC by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. As to certain matters of Maryland law, Alston & Bird LLP may rely on the opinion of Venable LLP, Baltimore, Maryland.

EXPERTS

The financial statements as of December 31, 2016 and for the year ended December 31, 2016 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2016 incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated by reference in reliance on the reports of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited consolidated financial statements and schedule as of December 31, 2015 and for each of the two years in the period ended December 31, 2015 incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy statements, information statements and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov. Our common stock is listed on the NYSE under the symbol “IVR,” our Series A Preferred Stock is listed on the NYSE under the symbol “IVR PrA,” our Series B Preferred Stock is listed on the NYSE under the symbol “IVR PrB” and our Series C Preferred Stock is listed on the NYSE under the symbol “IVR PrC,” and all such reports, proxy statements and other information filed by us with the NYSE may be inspected at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Finally, we maintain an Internet site where you can find additional information. The address of our Internet site is www.invescomortgagecapital.com. All internet addresses provided in this prospectus supplement or in any accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our Internet site, or any other Internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or any accompanying prospectus or other offering materials.

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. We refer you to the registration statement and the exhibits thereto for further information. This prospectus is qualified in its entirety by such other information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement which has been previously filed, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained or incorporated by reference in this prospectus supplement. We have filed the documents listed below with the SEC (CIK No. 0001437071) under the Exchange Act and these documents are incorporated herein by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 21, 2017;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016 from our Definitive Proxy Statement on Schedule 14A, filed on March 17, 2017;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2017, filed on May 4, 2017, for the quarter ended June 30, 2017, filed on August 7, 2017 and for the quarter ended September 30, 2017, filed on November 7, 2017;

•	our Current Reports on Form 8-K filed on February 17, 2017, May 4, 2017 (solely the Current Report on Form 8-K filed pursuant to Item 5.07 of Form 8-K), May 31, 2017, August 8, 2017, August 11, 2017, August 16, 2017 and October 20, 2017; and

•	the description of our common stock included in our Registration Statement on Form 8-A dated June 18, 2009.

All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of shares hereby will be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement and any previously filed document.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than the exhibits to such documents which are not specifically incorporated by reference in this prospectus supplement); we will provide this information at no cost to the requester upon written or oral request to Office of the Secretary, Invesco Mortgage Capital Inc., 1555 Peachtree Street N.E., Atlanta, Georgia 30309; Tel.: (404) 892-0896; E-mail: company.secretary@invescomortgagecapital.com.

PROSPECTUS

Common Stock, Preferred Stock, Depositary Shares, Warrants,

Stockholder Rights, Debt Securities and Units

By this prospectus, we may offer, from time to time:

•	shares of our common stock,

•	shares of our preferred stock,

•	depositary shares representing shares of our preferred stock,

•	warrants to purchase shares of our common stock, preferred stock or depositary shares,

•	rights issuable to our stockholders to purchase shares of our common stock or preferred stock, to purchase warrants exercisable for shares of our common stock or preferred stock, or to purchase units consisting of two or more of the foregoing,

•	debt securities, which may consist of debentures, notes, or other types of debt, and

•	units consisting of two or more of the foregoing.

We will provide specific terms of each issuance of these securities in supplements to this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, selling stockholders may sell these securities, from time to time, on terms described in the applicable prospectus supplement. You should read this prospectus and any supplement carefully before you decide to invest. This prospectus may not be used to consummate sales of these securities unless it is accompanied by a prospectus supplement.

The New York Stock Exchange, or NYSE, lists our common stock under the symbol “IVR.”

To assist us in continuing to qualify as a real estate investment trust, or REIT, for federal income tax purposes, no person may own more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, unless our board of directors waives this limitation.

Our principal office is located at 1555 Peachtree Street N.E., Suite 1800, Atlanta, Georgia 30309. Our telephone number is (404) 892-0896.

Investing in our securities involves risk. You should carefully consider the information referred to under the heading “Risk Factors” beginning on page 7 before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 29, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC or Commission, using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. It is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. You should not assume that the information in this prospectus, the applicable prospectus supplement or any other offering material is accurate as of any date other than the dates on the front of those documents.

When used in this prospectus, the terms “company,” “issuer,” “we,” “our,” and “us” refer to Invesco Mortgage Capital Inc. and its consolidated subsidiaries, unless otherwise specified. “Invesco” refers to Invesco Ltd., together with its consolidated subsidiaries, which is the indirect parent company of Invesco Advisers, Inc., our external manager.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus and other filings we make with the SEC within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:

•	use of proceeds of this offering;

•	our business and investment strategy;

•	our investment portfolio;

•	our projected operating results;

•	general volatility of financial markets and effects of governmental responses, including actions and initiatives of the U.S. governmental agencies and changes to U.S. government policies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), mortgage loan modification programs, actions and initiatives of foreign governmental agencies and central banks, monetary policy actions of the Federal Reserve, including actions relating to its agency mortgage-backed securities portfolio and the continuation of re-investment of principal payments, and our ability to respond to and comply with such actions, initiatives and changes;

•	the availability of financing sources, including our ability to obtain additional financing arrangements and the terms of such arrangements;

•	financing and advance rates for our target assets;

•	changes to our expected leverage;

•	our expected investments;

•	our expected book value per share of common stock;

•	interest rate mismatches between our target assets and our borrowings used to fund such investments;

•	the adequacy of our cash flow from operations and borrowings to meet our short-term liquidity needs;

•	our ability to maintain sufficient liquidity to meet any margin calls;

•	changes in the credit rating of the U.S. government;

•	changes in interest rates and interest rate spreads and the market value of our target assets;

•	changes in prepayment rates on our target assets;

•	the impact of any deficiencies in foreclosure practices of third parties and related uncertainty in the timing of collateral disposition;

•	our reliance on third parties in connection with services related to our target assets;

•	effects of hedging instruments on our target assets;

•	rates of default or decreased recovery rates on our target assets;

•	modifications to whole loans or loans underlying securities;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	the degree to which derivative contracts expose us to contingent liabilities;

•	counterparty defaults;

•	compliance with financial covenants in our financing arrangements;

•	changes in governmental regulations, tax law and rates, and similar matters and our ability to respond to such changes;

•	our ability to maintain our qualification as a real estate investment trust for U.S. federal income tax purposes;

•	our ability to maintain our exception from the definition of “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act;

•	availability of investment opportunities in mortgage-related, real estate-related and other securities;

•	availability of a U.S. Government Agency guarantees with regard to payments of principal and interest on securities;

•	the market price and trading volume of our capital stock;

•	availability of qualified personnel of our Manager;

•	the relationship with our Manager;

•	estimates relating to taxable income and our ability to continue to make distributions to our stockholders in the future;

•	estimates relating to fair value of our target assets and loan loss reserves;

•	our understanding of our competition;

•	changes to generally accepted accounting principles in the United States of America, or U.S. GAAP;

•	the impact of the restatement of our consolidated financial statements as of and for the years ended December 31, 2013 and December 31, 2014 and all interim periods commencing with the quarter ended March 31, 2013 through the quarter ended March 31, 2015, as described in our Annual Report on Form 10-K for the year ended December 31, 2015;

•	the adequacy of our disclosure controls and procedures and internal controls over financial reporting; and

•	market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in this prospectus in the information referred to under the heading “Risk Factors.” If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements, information statements and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Our common stock is listed on the NYSE under the symbol “IVR,” and all such reports, proxy statements and other information filed by us with the NYSE may be inspected at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Finally, we maintain a website where you can find additional information. The address of our website is http://www.invescomortgagecapital.com. All internet addresses provided in this prospectus or in any accompanying prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or any accompanying prospectus supplement or other offering materials.

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. We refer you to the registration statement and the exhibits thereto for further information. This prospectus is qualified in its entirety by such other information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus from the date of filing those documents. Any reports filed by us with the SEC on or after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We have filed the documents listed below with the SEC under the Exchange Act, and these documents are incorporated herein by reference (other than information in such documents that is furnished and not deemed to be filed):

•	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 22, 2016;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015 from our Definitive Proxy Statement on Schedule 14A, filed on March 18, 2016;

•	Our Current Reports on Form 8-K filed on February 19, 2016 and February 25, 2016; and

•	The description of our common stock included in our Registration Statement on Form 8-A dated June 18, 2009.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates (other than information in such documents that is furnished and not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of those documents. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement that contains this prospectus and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing those documents.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference therein); we will provide this information at no cost to the requester upon written or oral request to Office of the Secretary, Invesco Mortgage Capital Inc., 1555 Peachtree Street N.E., Suite 1800, Atlanta, Georgia 30309; Tel.: (404) 892-0896; E-mail: company.secretary@invescomortgagecapital.com.

INVESCO MORTGAGE CAPITAL INC.

Invesco Mortgage Capital Inc. is a Maryland corporation primarily focused on investing in, financing and managing residential and commercial mortgage-backed securities, or MBS, and mortgage loans. Our objective is to provide attractive risk-adjusted returns to our investors, primarily through dividends and secondarily through capital appreciation. To achieve this objective, we primarily invest in the following:

•	Residential mortgage-backed securities, or RMBS, that are guaranteed by a U.S. government agency such as the Government National Mortgage Association, or Ginnie Mae, or a federally chartered corporation such as the Federal National Mortgage Association, or Fannie Mae, or the Federal Home Loan Mortgage Corporation, or Freddie Mac, and are collectively referred to as Agency RMBS;

•	RMBS that are not guaranteed by a U.S. government agency, or non-Agency RMBS;

•	Credit risk transfer securities that are unsecured obligations issued by government-sponsored enterprises, or GSE CRT;

•	Commercial mortgage-backed securities, or CMBS;

•	Residential and commercial mortgage loans; and

•	Other real estate-related financing arrangements.

We are externally managed and advised by Invesco Advisers, Inc., our Manager, which is an indirect, wholly-owned subsidiary of Invesco Ltd., an independent global investment management firm listed on the New York Stock Exchange (NYSE: IVZ), or Invesco. We elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes under the provisions of the Internal Revenue Code of 1986, as amended, or the Code, commencing with our taxable year ended December 31, 2009. To maintain our REIT qualification, we are generally restricted from owning more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock and are generally required to distribute at least 90% of our REIT taxable income to our stockholders annually. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock. See “Restrictions on Ownership and Transfer.” We operate our business in a manner that permits our exclusion from the definition of “Investment Company” under the 1940 Act, as amended.

We generally finance our investments through short- and long-term borrowings structured as repurchase agreements and secured loans. We have historically financed our residential loans held-for-investment through asset-backed securities, or ABS, issued by consolidated securitization trusts. We have also financed investments through the issuances of debt and equity and may utilize other forms of financing in the future.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q which descriptions are incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information,” above.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and the related accompanying prospectus supplement to purchase assets within our target assets classes, subject to our investment guidelines and to the extent consistent with maintaining our REIT qualification, and for general corporate purposes. Unless otherwise indicated in an accompanying prospectus supplement, we will not receive any proceeds from the sale of securities by selling stockholders.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods presented. The ratio of earnings to combined fixed charges and preferred stock dividends was computed by dividing earnings by our combined fixed charges and preferred stock dividends. For purposes of calculating this ratio, “earnings” include pre-tax income from continuing operations before extraordinary items plus fixed charges. “Fixed charges” consist of interest on all indebtedness determined in accordance with GAAP. “Preferred stock dividends” consist of dividends paid on our issued and outstanding preferred stock.

	Year Ended December 31,
	2015	2014	2013	2012	2011
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	1.3x	*	1.4x	2.4x	2.8x

*	Due to voluntary discontinuation of hedge accounting for its interest rate swap agreements effective December 31, 2013, the ratio was less than 1:1. The Company would need to generate additional earnings before income taxes of $245,484 to achieve a coverage of 1:1.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights and preferences of our capital stock. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, our charter and bylaws and the other documents we refer to for a more complete understanding of our capital stock. Copies of our charter and bylaws are listed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 450,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share, of which 5,600,000 shares are currently outstanding and designated as 7.75% Series A Cumulative Redeemable Preferred Stock and 6,200,000 shares are currently outstanding and designated as 7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock. Our charter authorizes our board of directors to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series without stockholder approval. Under Maryland law, stockholders are not generally liable for our debts or obligations.

Shares of Common Stock

All shares of common stock offered by this prospectus will be duly authorized, validly issued, fully paid and nonassessable. Subject to the preferential rights of any other class or series of shares of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock, holders of shares of common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of our shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

The shares of common stock that we are offering will be issued by us and do not represent any interest in or obligation of Invesco or any of its affiliates. Further, the shares are not a deposit or other obligation of any bank, are not an insurance policy of any insurance company and are not insured or guaranteed by the Federal Deposit Insurance Corporation, or FDIC, any other governmental agency or any insurance company. The shares of common stock will not benefit from any insurance guarantee association coverage or any similar protection.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock and except as may otherwise be specified in the terms of any class or series of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of stock, the holders of such shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any securities of our company and generally have no appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock, shares of common stock will have equal dividend, liquidation and other rights.

Under the Maryland General Corporation Law, or MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge with another entity, convert into another entity, sell or transfer all or substantially all of its assets or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these matters (other than certain amendments to the provisions of our charter related to the removal of directors, the restrictions on ownership and transfer of our shares of stock and the vote required for certain amendments) may be approved by a majority of all of the votes entitled to be cast on the matter.

Power to Reclassify Our Unissued Shares of Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfer of shares of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders.

Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Shares of Common and Preferred Stock

We believe that the power of our board of directors to amend our charter from time to time to increase or decrease the number of authorized shares of stock or the number of shares of stock of any class or series that we have authority to issue, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock into other classes or series of stock and thereafter to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the shares of common stock, will be available for issuance without further action by our stockholders unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is Computershare Trust Company, N.A.

Shares of Preferred Stock

The following description sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to our charter, our bylaws, as amended and restated, and any articles supplementary to our charter, designating terms of a series of preferred stock. The preferred stock, when issued, will be validly issued, fully paid, and nonassessable. Because our board of directors has the power to establish the preferences, powers and rights of each series of preferred stock, our board of directors may afford the holders of any series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of common stockholders.

The rights, preferences, privileges and restrictions of each series of preferred stock will be fixed by the articles supplementary to our charter relating to the series. A prospectus supplement, relating to each series, will specify the terms of the preferred stock, as follows:

•	the title and stated value of the preferred stock;

•	the voting rights of the preferred stock, if applicable;

•	the preemptive rights of the preferred stock, if applicable;

•	the restrictions on alienability of the preferred stock, if applicable;

•	the number of shares offered, the liquidation preference per share and the offering price of the shares;

•	liability to further calls or assessment of the preferred stock, if applicable;

•	the dividend rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred stock;

•	the date from which dividends on the preferred stock will accumulate, if applicable;

•	the procedures for any auction and remarketing for the preferred stock;

•	the provision for a sinking fund, if any, for the preferred stock;

•	the provision for and any restriction on redemption, if applicable, of the preferred stock;

•	the provision for and any restriction on repurchase, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and provisions, if any, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

•	the terms under which the rights of the preferred stock may be modified, if applicable;

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;

•	a discussion of certain material federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs;

•	any limitation on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs; and

•	any limitations on direct or beneficial ownership and restrictions on transfer of the preferred stock, in each case as may be appropriate to preserve our qualification as a REIT.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which would represent a fractional interest of a share of a particular series of preferred stock. We will deposit shares of preferred stock represented by depositary shares under a separate deposit agreement among the company, a preferred stock depositary and the holders of the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will possess, in proportion to the fractional interest of a share of preferred stock represented by the depositary share, all the rights and preferences of the preferred stock represented by the depositary shares.

Depositary receipts will evidence the depositary shares issued pursuant to the deposit agreement. Immediately after the company issues and delivers preferred stock to a preferred stock depositary, the preferred stock depositary will issue the depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash dividends on the preferred stock to the record holders of the depositary shares. Holders of depositary shares generally must file proofs, certificates and other information and pay charges and expenses of the depositary in connection with distributions.

If a distribution on the preferred stock is other than in cash and it is feasible for the depositary to distribute the property it receives, the depositary will distribute the property to the record holders of the depositary shares. If such a distribution is not feasible, the depositary, with our approval, may sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Withdrawal of Stock

Unless we have previously called the underlying preferred stock for redemption or the holder of the depositary shares has converted such shares, a holder of depositary shares may surrender them at the corporate trust office of the depositary in exchange for whole or fractional shares of the underlying preferred stock together with any money or other property represented by the depositary shares. Once a holder has exchanged the depositary shares, the holder may not redeposit the preferred stock and receive depositary shares again. If a depositary receipt presented for exchange into preferred stock represents more shares of preferred stock than the number to be withdrawn, the depositary will deliver a new depositary receipt for the excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by a depositary, the depositary will redeem the corresponding amount of depositary shares with funds it receives from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the date fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and any other amounts payable with respect to the preferred stock. If we intend to redeem less than all of the underlying preferred stock, we and the depositary will select the depositary shares to be redeemed on as nearly a pro rata basis as practicable without creating fractional depositary shares or by any other equitable method determined by us that preserves our REIT status.

On the redemption date:

•	all dividends relating to the shares of preferred stock called for redemption will cease to accrue;

•	we and the depositary will no longer deem the depositary shares called for redemption to be outstanding; and

•	all rights of the holders of the depositary shares called for redemption will cease, except the right to receive any money payable upon the redemption and any money or other property to which the holders of the depositary shares are entitled upon redemption.

Voting of the Preferred Stock

When a depositary receives notice regarding a meeting at which the holders of the underlying preferred stock have the right to vote, it will mail that information to the holders of the depositary shares. Each record holder of depositary shares on the record date may then instruct the depositary to exercise its voting rights for the amount of preferred stock represented by that holder’s depositary shares. The depositary will vote in accordance with these instructions. The depositary will abstain from voting to the extent it does not receive specific instructions from the holders of depositary shares. A depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote, as long as any action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying preferred stock represented by the depositary share.

Conversion of Preferred Stock

Depositary shares will not themselves be convertible into common stock or any other securities or property of the company. However, if the underlying preferred stock is convertible, holders of depositary shares may surrender them to the depositary with written instructions to convert the preferred stock represented by their depositary shares into whole shares of common stock, other shares of our preferred stock or other shares of stock, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, we will convert the preferred stock using the same procedures as those provided for delivery of preferred stock. If a holder of depositary shares converts only part of its depositary shares, the depositary will issue a new depositary receipt for any depositary shares not converted. We will not issue fractional shares of common stock upon conversion. If a conversion will result in the issuance of a fractional share, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of a Deposit Agreement

The company and the depositary may amend any form of depositary receipt evidencing depositary shares and any provision of a deposit agreement. However, unless the existing holders of at least two-thirds of the applicable depositary shares then outstanding have approved the amendment, we and the depositary may not make any amendment that:

•	would materially and adversely alter the rights of the holders of depositary shares; or

•	would be materially and adversely inconsistent with the rights granted to the holders of the underlying preferred stock.

Subject to exceptions in the deposit agreement and except in order to comply with the law, no amendment may impair the right of any holders of depositary shares to surrender their depositary shares with instructions to deliver the underlying preferred stock and all money and other property represented by the depositary shares.

Every holder of outstanding depositary shares at the time any amendment becomes effective who continues to hold the depositary shares will be deemed to consent and agree to the amendment and to be bound by the amended deposit agreement.

We may terminate a deposit agreement upon not less than 30 days prior written notice to the depositary if:

•	the termination is necessary to preserve our REIT status; or

•	a majority of each series of preferred stock affected by the termination consents to the termination.

Upon a termination of a deposit agreement, holders of the depositary shares may surrender their depositary shares and receive in exchange the number of whole or fractional shares of preferred stock and any other property represented by the depositary shares. If we terminate a deposit agreement to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange.

In addition, a deposit agreement will automatically terminate if:

•	we have redeemed all underlying preferred stock subject to the agreement;

•	a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up has occurred, and the depositary has distributed the distribution to the holders of the depositary shares; or

•	each share of the underlying preferred stock has been converted into other capital stock of the company not represented by depositary shares.

Expenses of a Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges and expenses arising in connection with a deposit agreement. In addition, we will generally pay the fees and expenses of a depositary in connection with the performance of its duties. However, holders of depositary shares will pay the fees and expenses of a depositary for any duties requested by the holders that the deposit agreement does not expressly require the depositary to perform.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election to resign. We may also remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary. We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the U.S. and have a combined capital and surplus of at least $50 million.

Miscellaneous

The depositary will forward to the holders of depositary shares any reports and communications from us with respect to the underlying preferred stock.

Neither the depositary nor the company will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under a deposit agreement. The obligations of the company and a depositary under a deposit agreement will be limited to performing their duties in good faith and without negligence and, in regard to voting of preferred stock, gross negligence or willful misconduct. Neither the company nor a depositary must prosecute or defend any legal proceeding with respect to any depositary shares or the underlying preferred stock unless they are furnished with satisfactory indemnity.

The company and any depositary may rely on the written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party.

In the event a depositary receives conflicting claims, requests or instructions from us and any holders of depositary shares, the depositary will be entitled to act on the claims, requests or instructions received from us.

Depositary

The prospectus supplement will identify the depositary for the depositary shares.

Listing of the Depositary Shares

The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of the warrants that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue warrants for the purchase of common stock, preferred stock, depository shares, debt securities, other securities or any combination of these securities. Securities warrants may be issued independently or together with any other securities offered by this prospectus and any accompanying prospectus supplement and may be attached to or separate from such other securities. Each issuance of the warrants will be issued under a separate securities warrant agreement to be entered into by us and a bank or trust company, as securities warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. Each issue of warrants will be evidenced by warrant certificates. The securities warrant agent will act solely as an agent of ours in connection with the securities warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holder of securities warrant certificates or beneficial owners of warrants.

If we offer warrants pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such warrants, including the following, where applicable:

•	the offering price at which we will issue the warrants;

•	the total number of warrants;

•	any applicable anti-dilution provisions to adjust the number of shares to be delivered upon exercise of warrants to purchase common stock;

•	the designation and terms of the securities with which the warrants are being offered, if any, the number of the warrants being offered with each security, and the number of shares purchasable upon exercise of the warrants;

•	the price at which investors may purchase the underlying securities purchasable upon exercise of the warrants, as well as related adjustment provisions affecting that exercise price;

•	the date on and after which the warrants and any related securities will be transferable separately;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	federal income tax considerations; and

•	any other material terms of the warrants.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon the exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon the exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock, common stock or for depositary shares will not have any rights of holders of the preferred stock, common stock or depositary shares purchasable upon the exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or depositary shares purchasable upon the exercise.

DESCRIPTION OF STOCKHOLDER RIGHTS

This section describes the general terms and provisions of the rights to purchase certain of our securities that we may issue to holders of our securities by this prospectus. The applicable prospectus supplement will describe the specific terms of the rights then issued, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue, as a dividend at no cost, to holders of record of our securities or any class or series thereof on the applicable record date, rights to purchase shares of our common stock or preferred stock, warrants, units or other securities. In this prospectus, we refer to such rights as “stockholder rights.” If stockholders rights are so issued to existing holders of securities, each stockholder right will entitle the registered holder thereof to purchase the securities issuable upon exercise of the rights pursuant to the terms set forth in the applicable prospectus supplement.

If stockholder rights are issued, the applicable prospectus supplement will describe the terms of such stockholder rights, including the following where applicable:

•	record date;

•	subscription price;

•	subscription agent;

•	aggregate number of shares of preferred stock, shares of common stock, warrants, units or other securities purchasable upon exercise of such stockholder rights and, in the case of stockholder rights for preferred stock or warrants exercisable for preferred stock, the designation, aggregate number, and terms of the class or series of preferred stock purchasable upon exercise of such stockholder rights or warrants;

•	the date on which the right to exercise such stockholder rights shall commence and the expiration date on which such right shall expire;

•	federal income tax considerations; and

•	other material terms of such stockholder rights.

Prior to the exercise of their stockholder rights, holders of stockholder rights exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon the exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon the exercise. Prior to the exercise of their stockholder rights, holders of stockholder rights exercisable for shares of preferred stock, common stock or for depositary shares will not have any rights of holders of the preferred stock, common stock or depositary shares purchasable upon the exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or depositary shares purchasable upon the exercise.

DESCRIPTION OF DEBT SECURITIES

General

The following description of the terms of our senior debt securities and subordinated debt securities, together, referred to as the debt securities, sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Unless otherwise noted, the general terms and provisions of our debt securities discussed below apply to both our senior debt securities and our subordinated debt securities. Our debt securities may be issued from time to time in one or more series. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in the prospectus supplement relating to that series.

The senior debt securities will be issued under an indenture between us and The Bank of New York Mellon, as “Senior Indenture Trustee,” referred to as the senior indenture. The subordinated debt securities will be issued under an indenture between us and The Bank of New York Mellon, as “Subordinated Indenture Trustee,” referred to as the subordinated indenture and, together with the senior indenture, the indentures. The Senior Indenture Trustee and the Subordinated Indenture Trustee are both referred to, individually, as the Trustee. The senior debt securities will constitute our unsecured and unsubordinated obligations and the subordinated debt securities will constitute our unsecured and subordinated obligations. A detailed description of the subordination provisions is provided below under the caption “— Ranking and Subordination — Subordination.” In general, however, if we declare bankruptcy, holders of the senior debt securities will be paid in full before the holders of subordinated debt securities will receive anything.

The statements set forth below are brief summaries of certain provisions contained in the indentures, which summaries do not purport to be complete and are qualified in their entirety by reference to the indentures, which are filed as exhibits to the registration statement of which this prospectus forms a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the indentures. Such defined terms shall be incorporated herein by reference.

The indentures will not limit the amount of debt securities that may be issued under the applicable indenture, and debt securities may be issued under the applicable indenture up to the aggregate principal amount that may be authorized from time to time by us. Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.

The prospectus supplement relating to any series of debt securities in respect of which this prospectus is being delivered will contain the following terms, among others, for each such series of debt securities:

•	the designation and issue date of the debt securities of such series;

•	the person to whom any interest on a debt security of such series is payable, if other than the registered holder at the close of business on the regular record date for such interest;

•	the date or dates on which the principal amount of the debt securities of such series is payable;

•	the rate or rates (or manner of calculation thereof), if any, per annum at which the debt securities of such series will bear interest, if any, the date or dates from which interest will accrue and the interest payment dates and regular record dates for the debt securities of such series;

•	the place or places where the principal of and any premium and interest on debt securities of such series is payable;

•	the period or periods within which, the redemption price or prices or the repayment price or prices, as the case may be, at which, and the terms and conditions upon which, the debt securities of such series may be redeemed or repaid at the company’s option or the option of the holder of such debt securities;

•

the obligation, if any, of the company to purchase the debt securities of such series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities of such series will be purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of such series will be issuable;

•	provisions, if any, with regard to the conversion or exchange of the debt securities of such series, at the option of the holders of such debt securities or the company, as the case may be, for or into new securities of a different series or other securities;

•	if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the debt securities of such series will be denominated and in which payments of principal of, and any premium and interest on, such debt securities shall or may be payable;

•	if the principal of (and premium, if any) or interest, if any, on the debt securities of such series are to be payable, at the election of the company or a holder of such debt securities, in a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

•	if the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities of such series may be determined with reference to an index based on a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the manner in which such amounts shall be determined;

•	any limit upon the aggregate principal amount of the debt securities of such series which may be authenticated and delivered under the applicable indenture;

•	provisions, if any, related to the exchange of the debt securities of such series, at the option of the holders of such debt securities, for other securities of the same series of the same aggregate principal amount or of a different authorized series or different authorized denomination or denominations, or both;

•	the portion of the principal amount of the debt securities of such series, if other than the principal amount thereof, which shall be payable upon declaration of acceleration of the maturity thereof as more fully described under the section “— Events of Default, Notice and Waiver” below;

•	any event of default with respect to the debt securities of such series, if not set forth in the applicable indenture, and any additions, deletions or other changes to the events of default set forth in the applicable indenture that shall be applicable to the debt securities of such series;

•	any covenant solely for the benefit of the debt securities of such series and any additions, deletions or other changes to the provisions of the applicable indenture more fully described under the section “— Consolidation, Merger, Conveyance or Transfer on Certain Terms” below, under the section “— Certain Covenants” below, the section of the applicable indenture containing the defined terms or any definitions relating to such provisions of the applicable indenture that would otherwise be applicable to the debt securities of such series;

•	if the provisions of the applicable indenture more fully described under the section “— Defeasance” below will not be applicable to the debt securities of such series, and if such provisions shall be applicable to any covenant or event of default specified in the prospectus supplement relating to such series of debt securities that has not already been established in the applicable indenture;

•	whether the debt securities of such series will be issued in whole or in part in the form of global securities and, if so, the identity of the depositary with respect to such global securities and the terms and conditions, if any, upon which such global securities may be exchanged for other securities;

•	if the debt securities of such series will be guaranteed, the terms and conditions of such guarantees and provisions for the accession of the guarantors to certain obligations under the applicable indenture;

•	with respect to subordinated debt securities only, the amendment or modification of the subordination provisions in the subordinated indenture with respect to the debt securities of such series; and

•	any other specific terms.

We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing holders of securities of that series.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement relating to such series of debt securities will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own tax and financial advisors on these important matters.

Unless we specify otherwise in the applicable prospectus supplement relating to such series of debt securities, the covenants contained in the indentures will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.

Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, interest on outstanding debt securities will be paid to holders of record on the regular record date as specified in the applicable debt security. Unless otherwise specified in the prospectus supplement, debt securities will be issued in fully registered form only. Unless otherwise specified in the prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the Trustee in New York, New York. The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the prospectus supplement, subject to the limitations provided in the applicable indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Ranking and Subordination

General

The debt securities and any related guarantees will effectively rank junior in right of payment to any of our or the guarantors’ current and future secured obligations to the extent of the value of the assets securing such obligations. The debt securities and the guarantees, if any, will be effectively subordinated to all existing and future liabilities, including indebtedness and trade payables, of our non-guarantor subsidiaries. Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, the indentures will not limit the amount of unsecured indebtedness or other liabilities that can be incurred by our non-guarantor subsidiaries.

Ranking of Debt Securities

The senior debt securities described in this prospectus will be unsecured, senior obligations of the company and will rank equally with the company’s other unsecured and unsubordinated obligations. Any guarantees of the senior debt securities will be unsecured and senior obligations of each of the guarantors, and will rank equally with all other unsecured and unsubordinated obligations of such guarantors. The subordinated debt securities will be unsecured, subordinated obligations of the company and any guarantees of the subordinated debt securities will be unsecured and subordinated obligations of each of the guarantors.

Subordination

If issued, the indebtedness evidenced by the subordinated debt securities will be subordinate to the prior payment in full of all our Senior Indebtedness (as defined below). During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our

Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities, except for certain sinking fund payments made in connection with the redemption of debt securities prior to such default and except for payments made in connection with a defeasance with monies deposited with the Trustee prior to such default. In addition, upon any payment or distribution of our assets to creditors upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The subordination provisions also apply in the same way to any guarantor with respect to the Senior Indebtedness of such guarantor.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for borrowed money, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other similar instruments sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•	all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above, in each case, that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•	all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless , in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities, and any unsubordinated guarantee obligations of ours or any guarantor to which we and the guarantors are a party, including the guarantors’ guarantees of our debt securities and other indebtedness for borrowed money, constitute Senior Indebtedness for purposes of the subordinated indenture.

Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be adversely affected thereby.

Consolidation, Merger, Conveyance or Transfer on Certain Terms

Except as described in the applicable prospectus supplement relating to such debt securities, we will not consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any entity, unless:

(1)	the entity formed by such consolidation or into which we are merged or the entity that acquires by conveyance or transfer our properties and assets substantially as an entirety shall be organized and existing under the laws of the U.S. or any State or the District of Columbia, and will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the applicable indenture (as supplemented from time to time) on our part to be performed or observed;

(2)	immediately after giving effect to such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3)	we have delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the requirements set forth in paragraphs (1) and (2) above and that all conditions precedent relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance or transfer of our properties and assets substantially as an entirety as set forth above, the successor person formed by such consolidation or into which we are merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of ours under the applicable indenture with the same effect as if such successor had been named in the applicable indenture. In the event of any such conveyance or transfer, we, as the predecessor, shall be discharged from all obligations and covenants under the applicable indenture and the debt securities issued under such indenture and may be dissolved, wound up or liquidated at any time thereafter.

Certain Covenants

Any covenants pertaining to a series of debt securities will be set forth in a prospectus supplement relating to such series of debt securities.

Except as described in the prospectus and any applicable prospectus supplement relating to such series of debt securities, the indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving us.

Certain Definitions

The following are certain of the terms defined in the indentures:

“ Significant Subsidiary ” means any Subsidiary which would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the date of the applicable indenture.

“ Subsidiary ” means, with respect to any person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such person, and any partnership, association, joint venture or other entity in which such person owns more than 50% of the equity interests or has the power to elect a majority of the board of directors or other governing body.

Optional Redemption

Unless we specify otherwise in the applicable prospectus supplement, we may redeem any of the debt securities as a whole at any time or in part from time to time, at our option, on at least 15 days, but not more than 45 days, prior notice mailed to the registered address of each holder of the debt securities to be redeemed, at the price specified in the debt security at which it is to be redeemed. If specified in the applicable prospectus supplement for a series of debt securities, we may rescind the redemption of such debt securities upon the occurrence of any of the following: (a) a general suspension of trading or limitation on prices for securities on the securities exchange on which the shares of our stock are traded for more than 6.5 consecutive trading hours, (b) the decline of the Dow Jones Industrial Average or the S&P 500 (or any successor index) by more than certain percentages; (c) a banking moratorium declared by federal or state authorities; or (d) an act of terrorism or commencement of war or other international calamity which in our reasonable judgment could have a material adverse effect on the market for our common stock.

On and after the redemption date, interest will cease to accrue on the debt securities or any portion thereof called for redemption, unless we default in the payment of the Redemption Price, and accrued interest. On or before the redemption date, we shall deposit with a paying agent, or the applicable Trustee, money sufficient to pay the Redemption Price of and accrued interest on the debt securities to be redeemed on such date. If we elect to redeem less than all of the debt securities of a series, then the Trustee will select the particular debt securities of such series to be redeemed in a manner it deems appropriate and fair.

Defeasance

Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, each indenture will provide that we and any applicable guarantors, at our option,

(a)	will be discharged from any and all obligations in respect of any series of debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold monies for payment in trust), or

(b)	need not comply with any restrictive covenants described in a prospectus supplement relating to such series of debt securities, the guarantors will be released from the guarantees and certain Events of Default (other than those arising out of the failure to pay interest or principal on the debt securities of that series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of debt securities, in each case, if:

(1)	we deposit with the Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series;

(2)	no event of default or event (including such deposit) which with notice or lapse of time would become an event of default with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit (other than an event of default resulting from the borrowing of funds to be applied to such deposit);

(3)	we deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to clause (a) above, accompanied by a ruling to such effect received from or published by the U.S. Internal Revenue Service, or IRS; and

(4)	we deliver to the Trustee an officers’ certificate stating that such deposit was not made by us with the intent of preferring the holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others.

Events of Default, Notice and Waiver

Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, each indenture will provide that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder shall have happened and be continuing, either the Trustee thereunder or the holders of 33-1/3% in aggregate principal amount of the outstanding debt securities of such series (or 33-1/3% in aggregate principal amount of all outstanding debt securities under such indenture, in the case of certain Events of Default affecting all series of debt securities issued under such indenture) may declare the principal of all the debt securities of such series to be due and payable.

Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, an “ Event of Default ” in respect of any series will be defined in the indentures as being any one of the following events:

•	default for 30 days in payment of any interest with respect to such series;

•	default in payment of principal of, or premium, if any, on, or any sinking or purchase fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

•	default for 90 days after written notice to us by the Trustee thereunder or by holders of 33-1/3% in aggregate principal amount of the outstanding debt securities of such series in the performance, or breach, of any covenant or warranty pertaining to debt securities of such series;

•	certain events of bankruptcy, insolvency and reorganization with respect to us or any Significant Subsidiary of ours which is organized under the laws of the U.S. or any political sub-division thereof or the entry of an order ordering the winding up or liquidation of our affairs; and

•	any other event of default specified in the prospectus supplement for a series of debt securities.

Each indenture will provide that the Trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series issued under such indenture, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however , that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series.

Each indenture will contain provisions entitling the Trustee under such indenture, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of holders of such debt securities.

Each indenture will provide that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture may direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of such series, subject to certain conditions.

Except as otherwise set forth in the prospectus supplement relating to the debt securities, in certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of such series, any past default or Event of Default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the senior debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such senior debt securities.

Each indenture will include a covenant that we will file annually with the Trustee a certificate of no default or specifying any default that exists.

Modification of the Indentures

Except as set forth in the prospectus supplement relating to the debt securities, we and the Trustee may, without the consent of the holders of the debt securities issued under the indenture governing such debt securities, enter into indentures supplemental to the applicable indenture for, among others, one or more of the following purposes:

(1)	to evidence the succession of another person to us or to a guarantor, if any, and the assumption by such successor of our or the guarantor’s obligations under the applicable indenture and the debt securities of any series;

(2)	to add to our covenants or those of any guarantor, if any, or to surrender any of our rights or powers or those of any guarantor for the benefit of the holders of debt securities of any or all series issued under such indenture;

(3)	to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such indenture;

(4)	to add to the applicable indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended, or the TIA, excluding the provisions referred to in Section 316(a)(2) of the TIA as in effect at the date as of which the applicable indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

(5)	to establish the form or terms of any series of debt securities to be issued under the applicable indenture, to provide for the issuance of any series of debt securities and/or to add to the rights of the holders of debt securities;

(6)	to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of debt securities or to add or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture;

(7)	to provide any additional Events of Default;

(8)	to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain federal tax purposes;

(9)	to provide for the terms and conditions of converting those debt securities that are convertible into common stock or another such similar security;

(10)	to secure any series of debt securities;

(11)	to add guarantees in respect of any series or all of the debt securities;

(12)	to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the applicable indenture or any supplemental indenture under the TIA; and

(13)	to make any other change that does not adversely affect the rights of the holders of the debt securities.

No supplemental indenture for the purpose identified in clauses (2), (3) or (5) above may be entered into if to do so would adversely affect the rights of the holders of debt securities of any series issued under the same indenture in any material respect.

Except as set forth in the prospectus supplement relating to such series of debt securities, each indenture will contain provisions permitting us and the Trustee under such indenture, with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture to be affected voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or modifying the rights of the holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of the holders of affected debt securities, among other things:

•	change the maturity of the principal of, or the maturity of any premium on, or any installment of interest on, any such debt security, or reduce the principal amount or the interest or any premium of any such debt securities, or change the method of computing the amount of principal or interest on any such debt securities on any date or change any place of payment where, or the currency in which, any debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity of principal or premium, as the case may be;

•	reduce the percentage in principal amount of any such debt securities the consent of whose holders is required for any supplemental indenture, waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

•	modify any of the provisions of the applicable indenture related to (i) the requirement that the holders of debt securities issued under such indenture consent to certain amendments of the applicable indenture, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase the percentage of holders required to make such amendments or grant such waivers; or

•	impair or adversely affect the right of any holder to institute suit for the enforcement of any payment on, or with respect to, such senior debt securities on or after the maturity of such debt securities.

In addition, the subordinated indenture will provide that we may not make any change in the terms of the subordination of the subordinated debt securities of any series in a manner adverse in any material respect to the holders of any series of subordinated debt securities without the consent of each holder of subordinated debt securities that would be adversely affected.

The Trustee

The Trustee shall be named in the applicable prospectus supplement.

Governing Law

The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Global Securities

We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.

We will deposit global securities with the depositary identified in the prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

We and the Trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.

Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of the participants.

If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

DESCRIPTION OF UNITS

We may issue units consisting of one or more of the other securities that may be offered under this prospectus, in any combination. Units may also include debt obligations of a third party. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only and are not complete. When we issue units, we will provide the specific terms of the units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

When we issue units, we will provide in a prospectus supplement the following terms of the units being issued when applicable:

•	the title of any series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	information with respect to any book-entry procedures;

•	a discussion of any material or special U.S. federal income tax consequences applicable to an investment in the units; and

•	any other material terms of the units and their constituent securities.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, our shares of stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of our shares of common stock and other outstanding shares of stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock (the common share ownership limit), or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock (the aggregate share ownership limit). We refer to the common share ownership limit and the aggregate share ownership limit collectively as the “ownership limits.” In addition, different ownership limits will apply to Invesco. These ownership limits, which our board of directors has determined will not jeopardize our REIT qualification, will allow Invesco to hold up to 25% of our outstanding common stock or up to 25% of our outstanding capital stock. A person or entity that becomes subject to the ownership limits by virtue of a violative transfer that results in a transfer to a trust, as set forth below, is referred to as a “purported beneficial transferee” if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of our shares of stock, or is referred to as a “purported record transferee” if, had the violative transfer been effective, the person or entity would have been solely a record owner of our shares of stock.

The constructive ownership rules under the Internal Revenue Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, our shares of stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock and thereby subject the shares of common stock or total shares of stock to the applicable ownership limits.

Our board of directors may, in its sole discretion, exempt a person (prospectively or retroactively) from the above-referenced ownership limits. However, the board of directors may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board of directors for exemption, a person also must not own, directly or indirectly, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of our board of directors that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer to a trust of the shares of stock causing the violation. As a condition of its waiver, our board of directors may require an opinion of counsel or the IRS ruling satisfactory to our board of directors with respect to our qualification as a REIT.

In connection with the waiver of the ownership limits or at any other time, our board of directors may from time to time increase or decrease the ownership limits for all other persons and entities; provided, however, that any decrease may be made only prospectively as to existing holders; and provided further that the ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding. Prior to the modification of the ownership limits, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. Reduced ownership limits will not apply to any person or entity whose percentage ownership in our shares of common stock or total shares of stock, as applicable, is in excess of such decreased ownership limits until such time as such person’s or entity’s percentage of our shares of common stock or total shares of stock, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of our shares of common stock or total shares of stock, as applicable, in excess of such percentage ownership of our shares of common stock or total shares of stock will be in violation of the ownership limits.

Our charter further prohibits:

•	any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, our shares of stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring our shares of stock if such transfer would result in our shares of stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give written notice immediately to us (or, in the case of a proposed or attempted acquisition, to give at least 15 days prior written notice to us) and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required for REIT qualification.

Pursuant to our charter, if any transfer of our shares of stock would result in our shares of stock being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of our shares of stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors or in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limits or our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be void.

Shares of stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of stock at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the market price on the date we, or our designee, accepts such offer. We may reduce the amount payable to the purported record transferee, however, by the amount of any dividends or other distributions paid to the purported record transferee on the shares and owed by the purported record transferee to the trustee. We have the right to accept such offer until the trustee has sold the shares of stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or such other limit as established by our board of directors. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the purported record transferee by the amount of dividends and other distributions paid to the purported record transferee and owed by the purported record transferee to the trustee. Any net sales proceeds in excess of the amount payable to the purported record transferee will be immediately paid to the beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a purported record transferee, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the purported record transferee received an amount for or in respect of such shares that exceeds the amount that such purported record transferee was entitled to receive, such excess amount will be paid to the trustee upon demand. The purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any purported record transferee or purported beneficial transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible action, then the trustee may not rescind and recast the vote.

In addition, if our board of directors or a duly authorized committee determines in good faith that a proposed transfer would violate the restrictions on ownership and transfer of our shares of stock set forth in our charter, our board of directors or a duly authorized committee will take such action as it deems or they deem advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL

CORPORATION LAW AND OUR CHARTER AND BYLAWS

The following description of the terms of our charter, bylaws and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the MGCL, our charter and our bylaws. Copies of our charter and bylaws constitute exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and bylaws provide that the number of directors we have may be established by our board of directors but our current bylaws provide that such number may not be more than 15. Pursuant to Title 3 of Subtitle 8 of the MGCL, our charter and bylaws currently provide that except as may be provided by the board of directors in setting the terms of any class or series of preferred stock, any vacancy may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any individual elected to fill such vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.

Each of our directors is elected by our common stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies. Holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock entitled to vote will be able to elect all of our directors.

Removal of Directors

Our charter provides that subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause and by the affirmative vote of at least two-thirds of the votes of stockholders entitled to be cast generally in the election of directors. Cause means, with respect to any particular director, a conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, precludes stockholders from (1) removing incumbent directors except upon a substantial affirmative vote and with cause and (2) filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding voting shares of stock of the corporation and two-thirds of the votes entitled to be cast by holders of voting shares of stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. Our board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and any person, provided that such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person). Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person described above. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the supermajority vote requirements and other provisions of the statute.

Should our board of directors opt back into the statute or otherwise fail to approve a business combination, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares of stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Without our having elected to be subject to Subtitle 8, our charter and bylaws already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast generally in the election of directors for the removal of any director from the board, which removal will be allowed only for cause, (2) vest in the board the exclusive power to fix the number of directorships and (3) require, unless called by our Chairman of the board, Chief Executive Officer or President or the board of directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such a meeting to call a special meeting.

Meetings of Stockholders

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time set by our board of directors. In addition, the Chairman of our board of directors, Chief Executive Officer, President or board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders will also be called by our Secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.

Amendment to Our Charter and Bylaws

Except for amendments related to removal of directors, the restrictions on ownership and transfer of our shares of stock and the vote required for certain amendments (each of which must be declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter) and those amendments permitted to be made without stockholder approval under the MGCL, our charter may be amended only if the amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than a majority of all of the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Dissolution of Our Company

The dissolution of our company must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of directors or on the proposal of other business and who has complied with the advance notice provisions set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) provided that our board of directors has determined that directors will be elected at such meeting, by a stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders, including business combination provisions, restrictions on transfer and ownership of our stock and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition and business combination provisions of the MGCL were rescinded or if we were to opt in to the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Limitation and Indemnification of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan, limited liability company or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan, limited liability company or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common stock. For purposes of this section, references to “we,” “our,” “us” or “our company” mean only Invesco Mortgage Capital Inc. and not our subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. On December 18, 2015, President Obama signed into law the Consolidated Appropriations Act, 2016, an omnibus spending bill, with a division referred to as the Protecting Americans From Tax Hikes Act of 2015, or the “PATH Act”, which includes a number of important provisions affecting taxation of REITs and REIT stockholders. It may be some time before the IRS issues guidance on application of these new rules. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our company, and of its subsidiaries and other lower-tier and affiliated entities, including the operating partnership, will, in each case, be in accordance with its applicable organizational documents. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

•	U.S. expatriates;

•	persons who mark-to-market our common stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies, or RICs;

•	trusts and estates;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	persons holding their interest through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in us; and, except to the extent discussed below;

•	tax-exempt organizations; and

•	non-U.S. stockholders (as defined below).

This summary assumes that stockholders will hold our common stock as capital assets, which generally means as property held for investment. THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF

OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON STOCK.

Taxation of Our Company in General

We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 2009. We believe that we have been organized and have operated, and we intend to continue to operate in a manner that allows us to qualify for taxation as a REIT under the Internal Revenue Code.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Internal Revenue Code. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below, under “— Requirements for Qualification as a REIT.” While we believe that we will operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify.”

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT.

U.S. stockholders (as defined below) who are individuals are generally taxed on corporate dividends at a maximum rate of 20% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual U.S. stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, with a maximum rate of 39.6%. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See “— Taxation of Taxable U.S. Stockholders.”

Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:

•	We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “— Prohibited Transactions” and “— Foreclosure Property” below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the net income from the sale or operation of the property that is not otherwise qualifying income for purposes of the 75% gross income test described below would be subject to corporate income tax at the highest applicable rate (currently 35%).

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect our profitability.

•	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the product of the highest corporate tax rate (currently 35%) and the amount of net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•	If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “— Requirements for Qualification as a REIT.”

•	A 100% tax may be imposed on some items of income and expense that are directly or constructively paid between us and any TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•	If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 5-year period following their acquisition from the non-REIT corporation. The results described in this paragraph apply only if the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

•	We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits or REMICs to the extent our stock is held by specified tax-exempt organizations not subject to tax on unrelated business taxable income. Similar rules will apply if we own an equity interest in a taxable mortgage pool through a subsidiary REIT of our operating partnership. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock.

•	We may have interests in entities, including TRSs, that are subchapter C corporations, the earnings of which could be subject to U.S. federal corporate income tax.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified entities);

(7)	which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

(8)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our charter provides restrictions regarding the ownership and transfer of its shares, which are intended to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

Our charter contains restrictions on ownership or transfer of our stock that are designed to ensure that we satisfy the share ownership requirements. In addition, to monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares of stock, in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding, for these purposes, certain securities as described in the Internal Revenue Code.

In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest (including our interest in our operating partnership and its equity interests in lower-tier partnerships) is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in “— Tax Aspects of Ownership of Equity Interests in Partnerships.”

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of the REIT or by a combination of the two. Single member limited liability companies are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below.

Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales). We may hold certain assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 25% (20% after 2017) of our assets. In general, we intend that loans that we acquire with an intention of selling in a manner that might expose us to a 100% tax on “prohibited transactions” will be acquired by a TRS. If dividends are paid to us by one or more TRSs we may own, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “— Taxation of Taxable U.S. Stockholders” and “— Annual Distribution Requirements.”

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that the TRS’s net interest expense exceeds, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. The 100% tax also applies to “redetermined services income,” i.e., non-arm’s-length income of a REIT’s TRS attributable to services provided to, or on behalf of, the REIT (other than services provided to REIT tenants, which are potentially taxed as redetermined rents).

Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of REITs, interest income derived from mortgage loans secured by real property (including certain types of RMBS and CMBS), gains from the sale of real estate assets, and income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary or other disregarded subsidiary.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. Debt obligations secured by a mortgage on both real and personal property are treated as a real estate asset for purposes of the 75% asset test, and interest thereon is treated as interest on an obligation secured by real property, if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt. Thus, there will be no apportionment for purposes of the asset tests or the gross income tests if the fair market value of personal property securing the loan does not exceed 15% of the fair market value of all property securing the loan.

We intend to invest in RMBS and CMBS that are either pass-through certificates or CMOs as well as mortgage loans and mezzanine loans. We expect that the RMBS and CMBS will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income from our RMBS and CMBS will be qualifying income for the 95% gross income test. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of RMBS or CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. Among the assets we may hold are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests (described below), and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets for purposes of the REIT asset tests (described below) or the interest generated by these loans as qualifying income under the 75% gross income test. To the extent we make corporate mezzanine loans, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for the 75% gross income test.

We believe that substantially all of our income from our mortgage-backed securities generally will be qualifying income for purposes of the REIT gross income tests. However, to the extent that we own non-REMIC CMOs or other debt instruments secured by mortgage loans (rather than by real property), the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. We have made loans and acquired debt instruments that are not, or may not be considered to be, secured by real property. Interest on such debt instruments will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, a portion of the interest may not be qualifying income for purposes of the 75% gross income test.

We may purchase Agency RMBS through TBAs and may recognize income or gains from the disposition of those TBAs through dollar roll transactions. There is no direct authority with respect to the qualifications of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. We will not treat these items as qualifying for purposes of the 75% gross income test unless we receive advice of our counsel that such income and gains should be treated as qualifying for purposes of the 75% gross income test. As a result, our ability to enter into TBAs could be limited. Moreover, even if we were to receive advice of counsel as described in the preceding sentence, it is possible that the IRS could assert that such income is not qualifying income. In the event that such income were determined not to be qualifying for the 75% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT if such income when added to any other non-qualifying income exceeded 25% of our gross income.

Dividend Income

We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT is qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, or (3) income from hedging transactions entered into to hedge existing hedging positions after a portion of the hedged indebtedness or property is disposed of, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Rents from Real Property

We currently do not intend to acquire real property with the proceeds of this offering. However, to the extent that we own real property or interests therein, rents we receive qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and is therefore subject to different interpretations.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property, and the provision of the services does not disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing either 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if the failure of our company to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “— Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Phantom Income

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain of our assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and we may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. Market discount on a debt instrument generally accrues on the basis of the constant yield to maturity of the debt instrument, based generally on the assumption that all future payments on the debt instrument will be made. Accrued market discount is reported as income when, and to the extent that, any payment of principal on the debt instrument is made. In the case of residential mortgage loans, principal payments are ordinarily made monthly, and consequently, accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus any market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.

Some of the mortgage-backed securities that we purchase will likely have been issued with original issue discount (“OID”). We will be required to accrue OID based on a constant yield method and income will accrue on the debt instrument based on the assumption that all future payments on such mortgage-backed securities will be made. If such mortgage-backed securities turn out not to be fully collectible, an offsetting loss deduction will only become available in a later year when uncollectability is provable.

In addition, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under applicable Treasury Regulations, the modified debt may be considered to have been reissued to us at a gain in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize income to the extent that principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, and we would hold the modified loan with a cost basis equal to its principal amount for U.S. federal income tax purposes.

In the event that any mortgage-related assets acquired by us are delinquent as to mandatory principal and interest payments, or in the event a borrower with respect to a particular debt instrument acquired by us encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income.

Due to each of these potential differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “— Annual Distribution Requirements.”

Asset Tests

At the close of each calendar quarter, we must satisfy multiple tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, under some circumstances, stock or debt instruments purchased with new capital and, debt instruments issued by publicly offered REITs. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and certain kinds of RMBS, CMBS and mortgage loans. Regular or residual interest in REMICs are generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. In the case of interests in grantor trusts, we will be treated as owning an undivided beneficial interest in the mortgage loans held by the grantor trust. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests. Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 25% (20% after 2017) of the value of our gross assets. Fifth, not more than 25% of the value of a REIT’s assets may consist of debt instruments that are issued by publicly offered REITs and would not be treated as real estate assets if not issued by a publicly offered REIT.

To the extent rent attributable to personal property is treated as rents from real property, the personal property is treated as a real estate asset for purposes of the 75% asset test. Similarly, a debt obligation secured by a mortgage on both real and personal property is treated as a real estate asset for purposes of the 75% asset test, and interest thereon is treated as interest on an obligation secured by real property, if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt. Thus, there is no apportionment for purposes of the asset tests or the gross income tests if the fair market value of personal property securing the loan does not exceed 15% of the fair market value of all property securing the loan.

The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock, (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code and (3) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Internal Revenue Code, hold any securities of the corporate or partnership issuer which (A) are not straight debt or other excluded securities (prior to the application of this rule), and (B) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

We may hold certain mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 discussed above pursuant to which certain loans secured by a first priority security interest in equity interests in a pass-through entity that directly or indirectly own real property will be treated as qualifying assets for purposes of the 75% real estate asset test and therefore not be subject to the 10% vote or value test. In addition such mezzanine loans may not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make any such investments in such a manner as not to fail the asset tests described above.

We may hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans originated by other lenders. B Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originators of the loans are parties, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test discussed above. The appropriate treatment of participation interests for

U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30-day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

We expect that the assets and mortgage-backed securities that we own generally will be qualifying assets for purposes of the 75% asset test. However, to the extent that we own non-REMIC CMOs or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities issued by C corporations that are not secured by mortgages on real property, those securities may not be qualifying assets for purposes of the 75% asset test. We may purchase Agency RMBS through TBAs. There is no direct authority with respect to the qualification of TBAs as real estate assets or Government securities for purposes of the 75% asset test and we will not treat TBAs as such unless we receive advice of our counsel that TBAs should be treated as qualifying assets for purposes of the 75% asset test. As a result, our ability to purchase TBAs could be limited. Moreover, even if we were to receive advice of counsel as described in the preceding sentence, it is possible that the IRS could assert that TBAs are not qualifying assets in which case we could be subject to a penalty tax or fail to qualify as a REIT if such assets, when combined with other non-real estate assets exceeds 25% of our gross assets. We believe that our holdings of securities and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements and intend to monitor compliance on an ongoing basis. Moreover, values of some assets may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity (or something else) for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers (including REIT issuers) cause a violation of the REIT asset tests.

In addition, we intend to enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such agreement notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)	the sum of:

•	90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and our net capital gains); and

•	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)	the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (1) the actual receipt of cash, including receipt of distributions from our subsidiaries and (2) the inclusion of items in income by us for U.S. federal income tax purposes. For example, we may acquire assets, including debt instruments requiring us to accrue OID or recognize market discount income that generate taxable income in excess of economic income or in advance of the receipt of corresponding cash flow. See “— Gross Income Tests — Phantom Income.” In addition, we may be required under the terms of certain indebtedness to use cash received from interest payments to make principal payments on such indebtedness. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends. We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualifications as a REIT.

Prohibited Transactions

Net income we derive from a prohibited transaction (including any foreign currency gain, as defined in Section 988(b)(1) of the Internal Revenue Code, minus any foreign currency loss, as defined in Section 988(b)(2) of the Internal Revenue Code) is subject to a 100% tax, unless we qualify for a safe harbor exception. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held as inventory or primarily for sale to customers and that a sale of any assets owned by us directly or through a pass-through subsidiary will not be in the ordinary course of business. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular asset in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Internal Revenue Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but if we do receive any such income, we intend to elect to treat the related property as foreclosure property.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations (liabilities) that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Certain financing and securitization arrangements we may employ may give rise to TMPs, with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” The REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder;

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and

•	results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

To the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

If our operating partnership or another subsidiary partnership of ours that we do not wholly own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Failure to Qualify

In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, other than a violation under the gross income or asset tests described above (for which other specified relief provisions are available), we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if the violation is due to reasonable cause and not due to willful neglect, and we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT. This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are individual U.S. stockholders (as defined below), at a maximum rate of 20%, and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends-received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Tax Aspects of Ownership of Equity Interests in Partnerships

General

We may hold assets through entities that are classified as partnerships for U.S. federal income tax purposes, including our interest in our operating partnership and any equity interests in lower-tier partnerships.

In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests, based on our capital interest in such partnership, and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships, based on our capital interest in such partnerships (other than for purposes of the 10% value test, for which the determination of our interest in partnership assets will be based on our proportionate interest in any securities issued by the partnership excluding, for these purposes, certain excluded securities as described in the Internal Revenue Code). Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification

The ownership by us of equity interests in partnerships, including our operating partnership, involves special tax considerations, including the possibility of a challenge by the IRS of the status of a partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. Because it is likely that at least half of our operating partnership’s investments will be mortgage loans and the operating partnership intends to use leverage to finance the investments, the taxable mortgage pool rules potentially could apply to the operating partnership. However, the operating partnership does not intend on incurring any indebtedness, the payments on which bear a relationship to payments (including payments at maturity) received by the operating partnership from its investments. Accordingly, the operating partnership does not believe it will be an obligor under debt obligations with two or more maturities, the payments on which bear a relationship to payments on the operating partnership’s debt investments, and, therefore, the operating partnership does not believe that it will be classified as a taxable mortgage pool. If our operating partnership or any subsidiary partnership were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and would preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of a corporation) or the gross income tests as discussed in “— Asset Tests” and “— Gross Income Tests” above, and in turn would prevent us from qualifying as a REIT. See “— Failure to Qualify,” above, for a discussion of the effect of our failure to meet these tests for a taxable year.

In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

The partnership agreement of our operating partnership generally provides that items of operating income and loss will be allocated to the holders of units in proportion to the number of units held by each holder. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated under this section of the Internal Revenue Code. Under the Internal Revenue Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property and the adjusted tax basis of such property at the time of the contribution, or a book-tax difference. Such allocations are solely for U.S. federal income tax purposes and do not affect partnership capital accounts or other economic or legal arrangements among the partners. To the extent that any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements.

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the U.S.;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Unearned Income Medicare Tax

High-income U.S. individuals, estates, and trusts are subject to an additional 3.8% tax on net investment income. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over $250,000 in the case of a married individual filing a joint return or a surviving spouse, $125,000 in the case of a married individual filing a separate return, or $200,000 in the case of a single individual.

Distributions

Provided that we qualify as a REIT, distributions made to U.S. stockholders out of our current and accumulated earnings and profits that are not designated as capital gain dividends will generally be taken into account by U.S. stockholders as ordinary dividend income and will not be eligible for the dividends-received deduction for corporations. In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.

Distributions from us that we designate as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of U.S. stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for individual U.S. stockholders, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. Any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a) the qualified dividend income received by us during such taxable year from non-REIT C corporations (including any TRS in which we may own an interest);

(b) the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(c) the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a RIC), any TRS we may form, or a “qualifying foreign corporation” and specified holding period requirements and other requirements are met. We do not anticipate that a substantial portion of our dividends will be qualified dividends.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “— Taxation of Our Company in General” and “— Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Common Stock

In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the common stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by the amount of distributions that are treated as returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our common stock will be subject to a maximum U.S. federal income tax rate of 20% if our common stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 39.6%) if our common stock is held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

U.S. stockholders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. The IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our common stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), (2) our common stock is not otherwise used in an unrelated trade or business and (3) we do not hold an asset that gives rise to “excess inclusion income,” distributions from us and income from the sale of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock or us from becoming a pension-held REIT.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our stock.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders of our common stock. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our common stock that is not a U.S. stockholder or an entity that is treated as a partnership for U.S. federal income tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation.

Ordinary Dividends

The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. As previously noted, we expect to engage in transactions that result in a portion of our dividends being considered excess inclusion income, and accordingly, it is likely that a portion of our dividend income will not be eligible for exemption from the 30% withholding rate or a reduced treaty rate.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions

Unless (1) our common stock constitutes a U.S. real property interest, or USRPI or (2) either (A) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (B) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder’s adjusted tax basis in our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Dividends

Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries (or USRPI capital gains), will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to

U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the U.S. if the non-U.S. stockholder did not own more than 10% of such class of stock at any time during the taxable year. Instead any capital gain dividend will be treated as a distribution subject to the rules discussed above under “— Taxation of Non-U.S. Stockholders — Ordinary Dividends.” Also, the branch profits tax will not apply to such a distribution. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year).

Dispositions of Our Common Stock

Unless our common stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consists of USRPIs (which does not include interests in real property solely in a capacity as a creditor). We do not expect that more than 50% of our assets will consist of USRPIs.

Even if our shares of common stock otherwise would be a USRPI under the foregoing test, our shares of common stock will not constitute a USRPI if we are a domestically controlled REIT. A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the 5-year period ending on the date of disposition of our shares of common stock or the period of our existence), less than 50% in value of its outstanding shares of common stock is held directly or indirectly by non-U.S. stockholders. The following rules apply to such determination:

•	In the case of a publicly traded REIT, a person holding less than 5% of a publicly traded class of stock at all times during the testing period is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person. Our stock is publicly traded.

•	In the case of REIT stock held by a publicly traded REIT or certain publicly global traded or open-ended regulated investment companies (RICs), the REIT or RIC will be treated as a U.S. person if the REIT or RIC is domestically controlled and will be treated as a non-U.S. person otherwise.

•	In the case of REIT stock held by a REIT or RIC not described in the previous rule, the REIT or RIC is treated as a U.S. person or a non-U.S. person on a look-through basis.

We believe we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, because our stock will be widely held, we cannot assure our investors that we will be a domestically controlled REIT. Even if we do not qualify as a domestically controlled REIT, a non-U.S. stockholder’s sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (1) our common stock owned is of a class that is “regularly traded,” as defined by the applicable Treasury Regulation, on an established securities market, and (2) the selling non-U.S. stockholder owned, actually or constructively, 10% or less of our outstanding stock of that class at all times during a specified testing period.

If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder in two cases: (1) if the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Qualified Foreign Pension Funds

Pursuant to the recent PATH Act, any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a qualified foreign pension fund) who holds our stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. In addition, a sale of shares of our stock by a qualified foreign pension fund that holds such shares directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA.

A “qualified foreign pension fund” is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Qualified Stockholders

Subject to the exception discussed below, any distribution to a “qualified stockholder” who holds our stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. While a qualified stockholder will not be subject to FIRPTA withholding on REIT distributions, certain investors of a qualified stockholder (i.e., non-U.S. persons who hold interests in the qualified stockholder (other than interests solely as a creditor), and hold more than 10% of our stock (whether or not by reason of the investor’s ownership in the qualified stockholder)) may be subject to FIRPTA withholding.

In addition, a sale of shares of our stock by a qualified stockholder who holds such shares directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA. As with distributions, certain investors of a qualified stockholder (i.e., non-U.S. persons who hold interests in the qualified stockholder (other than interests solely as a creditor), and hold more than 10% of the stock of such REIT (whether or not by reason of the investor’s ownership in the “qualified stockholder”)) may be subject to FIRPTA withholding on a sale of our stock.

A “qualified stockholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a qualified collective investment vehicle (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

A “qualified collective investment vehicle” is a foreign person that (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a “United States real property holding corporation” if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of Section 894 of the Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

FATCA

Since December 31, 2014, withholding at a rate of 30% has been required on dividends in respect of, and after December 31, 2018, withholding at a rate of 30% will be required on gross proceeds from the sale of shares of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares are held will affect the determination of whether such withholding is required. Similarly, since December 31, 2014, withholding at a rate of 30% has been required on dividends in respect of, and after December 31, 2018, withholding at a rate of 30% will be required on gross proceeds from the sale of our shares held by an investor that is a passive non-financial non-U.S. entity, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. Non-U.S. stockholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common stock.

Backup Withholding and Information Reporting

We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required.

Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Reporting requirements generally will apply with respect to the dispositions of REIT shares acquired after 2010 (2011 in the case of shares acquired in connection with a distribution reinvestment plan). Brokers that are required to report the gross proceeds from a sale of shares on Form 1099-B will also be required to report the customer’s adjusted basis in the shares and whether any gain or loss with respect to the shares is long-term or short-term. In some cases, there may be alternative methods of determining the basis in shares that are disposed of, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. You should consult with your own tax advisor regarding the new reporting requirements and your election options.

State, Local and Foreign Taxes

We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. The state, local or foreign tax treatment of our company and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our company’s common stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted, possibly with retroactive effect. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in our shares of common stock.

SELLING STOCKHOLDERS

Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time-to-time acquire from us common stock, preferred stock, depositary shares, warrants, stockholder rights, debt securities or units, as applicable, in various private transactions. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

We will not receive any proceeds from the sale of the securities by the selling stockholders, but in certain cases we may pay fees and expenses relating to the registration or an offering of such securities, such as registration and filing fees, fees and expenses for complying with federal and state securities laws and NYSE rules and regulations, and fees and expenses incurred in connection with a listing, if any, of any of the securities on any securities exchange or association.

The selling stockholders may offer for sale all or some portion of the securities that they hold. To the extent that any of the selling stockholders are brokers or dealers, they are deemed to be, under interpretations of the SEC, “underwriters” within the meaning of the Securities Act.

The applicable prospectus supplement will set forth the name of each of the selling stockholders, the number and classes of our securities beneficially owned by such selling stockholders that are covered by such prospectus supplement, the amount to be offered for the stockholder’s account, and the amount and (if one percent or more) the percentage of the class to be owned by such stockholder after completion of the offering. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We and any selling stockholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to purchasers;

•	through agents;

•	to or through underwriters or dealers; or

•	through a combination of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we or any selling stockholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of securities pursuant to this prospectus, in which case such broker-dealer or affiliate may use common stock received from us to close out its short positions;

•	sell securities short and redeliver such securities to close out our short positions;

•	enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•	loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us or the selling stockholders from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters, any selling stockholders, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

At-the-Market Offerings

We may enter into a distribution agency agreement with a sales agent party pursuant to which such sales agent would use its commercially reasonable efforts upon written instructions from us to sell on our behalf, as our agent, shares of common stock offered as agreed upon by us and the sales agent. We will designate the maximum amount of shares of common stock to be sold through the sales agent, on a daily basis or otherwise as we and the sales agent agree. Subject to the terms and conditions of the applicable distribution agency agreement, the sales agent will use its commercially reasonable efforts to sell, as our sales agent and on our behalf, all of the designated shares of common stock. We may instruct the sales agent not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We may suspend the offering of shares of common stock under any distribution agency agreement by notifying the sales agent. Likewise, the sales agent may suspend the offering of shares of common stock under the applicable distribution agency agreement by notifying us of such suspension.

We also may sell shares to the sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares to the sales agent as principal, we will enter into a separate agreement setting forth the terms of such transaction.

The offering of common stock pursuant to a distribution agency agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the distribution agency agreement or (2) the termination of the distribution agency agreement by us or by the sales agent.

Sales agents under our distribution agency agreements may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the NYSE, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our common stock, the amounts underwritten, and the nature of its obligations to take our common stock will be described in the applicable prospectus supplement.

Dividend Reinvestment and Share Purchase Plan

We may enter into a dividend reinvestment and share purchase plan (“DRSPP”) that would allow participating stockholders to purchase shares of our common stock directly from us. DRSPP participants would also be able to automatically reinvest all or a portion of their dividends in exchange for additional shares of our common stock. Stockholders who acquire shares of our common stock through the DRSPP and resell them after acquiring them, including coverage of short positions, could under certain circumstances be deemed participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act and may be considered to be underwriters within the meaning of the Securities Act. We would not extend to any such person any rights or privileges other than those to which they would be entitled as a participant, nor would we enter into any agreement with any such person regarding the resale or distribution by any such person of the shares of our common stock so purchased.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities other than the shares of common stock and the preferred stock, which are listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the offered securities (other than the common stock and the preferred stock) on any securities exchange; any such listing with respect to any particular securities will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of common or preferred stock, the underwriters may purchase and sell common and/or preferred stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common or preferred stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ overallotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. Transactions to close out the covered syndicate short involve either purchases of the common or preferred stock in the open market after the distribution has been completed or the exercise of the overallotment option. The underwriters may also make “naked” short sales of shares in excess of the overallotment option. The underwriters must close out any naked short position by purchasing common or preferred stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS

Legal matters in connection with this offering, including the validity of the offered securities, are being passed upon for us by Alston & Bird LLP.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the Registration Statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

17,000,000 Shares

Common Stock

Prospectus Supplement

JMP Securities

December 18, 2017